UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

ADAPTIVE BIOTECHNOLOGIES CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Adaptive Biotechnologies Corporation Important Notice Regarding the Availability of Proxy Materials Shareholders Meeting to be held on June 9, 2023 For Shareholders of record as of April 12, 2023 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy materials, and to obtain directions to attend the meeting, go to: www.proxydocs.com/ADPT To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Under United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the internet. For a convenient way to view proxy materials and VOTE go to www.proxydocs.com/ADPT Have the 12 digit control number located in the shaded box above available when you access the website and follow the instructions. If you want to receive a paper or e-mail copy of the proxy material, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before May 30, 2023. To order paper materials, use one of the following methods. INTERNET www.investorelections.com/ADPT TELEPHONE (866) 648-8133 * E-MAIL paper@investorelections.com When requesting via the Internet or telephone you will need the 12 digit control number located in the shaded box above. * If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located above) in the subject line. No other requests, instructions OR other inquiries should be included with your e-mail requesting material. Adaptive Biotechnologies Corporation Meeting Type: Annual Meeting of Shareholders Date: Friday, June 9, 2023 Time: 9:00 AM, Pacific Time Place: Annual Meeting to be held live via the Internet - please visit www.proxydocs.com/ADPT for more details. You must register to attend the meeting by Wednesday, June 7, 2023 at 2:00pm PT at www.proxydocs.com/ADPT SEE REVERSE FOR FULL AGENDA

Adaptive Biotechnologies Corporation Annual Meeting of Shareholders THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 PROPOSAL 1. To elect two Class I director nominees to serve on the board of directors of Adaptive Biotechnologies Corporation for a three-year term expiring at the 2026 annual meeting of shareholders; 1.01 Katey Owen, PhD 1.02 Robert Hershberg, PhD, MD 2. To approve, on a non-binding advisory basis, the compensation of our named executive officers as described in the proxy statement; 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2023; and 4. To conduct any other business properly brought before the meeting or any adjournments thereof.